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As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated January 30, 1998 (except with respect to the matter discussed in Footnote 14, as to which the date is March 11, 1998) included in this registration statement. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.



Arthur Anderson LLP
Boston, Massachusetts
March 30, 1998